UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2023

BioXcel Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38410	82-1386754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Long Wharf Drive

New Haven, CT 06511

(Address of principal executive offices, including Zip Code)

(475) 238-6837

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BTAI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 8.01	Other Events.

On December 18, 2023, BioXcel Therapeutics, Inc. (the “Company”) announced that it had received a new patent from the U.S. Patent and Trademark Office, U.S. Patent No. 11,839,604 (the “Patent”). The Patent pertains to the method of treating agitation associated with bipolar disorders using an oromucosal film containing 60 mcg of dexmedetomidine and is listed in the U.S. Food and Drug Administration’s Approved Drug Products with Therapeutic Equivalence Evaluations (commonly known as the Orange Book) under the following use code:

ACUTE TREATMENT OF AGITATION ASSOCIATED WITH BIPOLAR I OR II DISORDER BY SUBLINGUAL OR BUCCAL ADMINISTRATION

The Patent is set to expire no earlier than December 29, 2037, subject to the patent term adjustment, patent term extension, and terminal disclaimers, and is the seventh patent listed in the Orange Book for IGALMI™.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2023		BIOXCEL THERAPEUTICS, INC.

/s/ Javier Rodriguez
	By:	Javier Rodriguez
	Title:	SVP, Chief Legal Officer